                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated July 8, 2004 in the Registration Statement of Equity Opportunity Trust, Dividend Income Value Strategy Series 2004E.


                                       /s/ ERNST & YOUNG LLP
                                       ERNST & YOUNG LLP


New York, New York
July 8, 2004